101 JFK Parkway ☐ Short Hills, NJ 07078
news release
Contact: Domenick Cama ISBC
(973) 924-5105
dcama@isbnj.com

Investors Bancorp, Inc. Announces Third Quarter Financial Results

Short Hills, N.J. - (PR NEWSWIRE) - April 29, 2008 - Investors Bancorp, Inc. (Nasdaq: ISBC) (“Company”), the holding company for Investors Savings Bank (“Bank”), reported today the results of its operations for the three and nine month periods ended March 31, 2008.

Financial Highlights

•
Net income was $5.0 million for the three months ended March 31, 2008 compared to net income of $3.0 million for the three months ended March 31, 2007. Net income for the nine months ended March 31, 2008 was $11.8 million compared to net income of $19.4 million for the nine months ended March 31, 2007. Net income for the nine months ended March 31, 2007 included a $9.9 million tax benefit, partially offset by a $3.7 million pre-tax loss from a balance sheet restructuring.

•
Basic and diluted earnings were $0.05 per share for the three months ended March 31, 2008, compared to basic and diluted earnings of $0.03 per share for the three months ended March 31, 2007. Basic and diluted earnings were $0.11 per share for the nine months ended March 31, 2008, compared to basic and diluted earnings of $0.17 per share for the nine months ended March 31, 2007.

•	Net loans increased by $488.9 million, or 13.6% to $4.08 billion at March 31, 2008 from $3.59 billion at June 30, 2007.

•	The securities portfolio decreased $253.2 million, or 14.3% to $1.52 billion at March 31, 2008, compared to $1.77 billion at June 30, 2007.

•	Deposits increased $223.0 million, or 6.1%, to $3.89 billion at March 31, 2008, compared to $3.66 billion at June 30, 2007.

•	Borrowed funds increased by $116.9 million, or 11.3%, to $1.16 billion at March 31, 2008, compared to $1.04 billion at June 30, 2007.

•
Common stock repurchased since announcing our first share repurchase program on September 25, 2006, totaled 9,943,724 shares, including 401,000 shares during the three months ended March 31, 2008. At its January 2008 meeting, the Board of Directors approved the third share repurchase program under which the Company can repurchase an additional 4,307,248 shares. The newly approved stock repurchase program will commence immediately upon completion of the current program, under which and additional 159,697 shares may be purchased.

Kevin Cummings, the Company’s President and CEO discussed the quarter’s results. “We are pleased with the Company’s performance over the past quarter. The Fed’s recent interest rate reductions have resulted in expansion of our net interest margin and we expect this to continue as higher rate certificates of deposit reprice over the coming months. Despite the challenging economic environment the financial services industry is experiencing, we continued to grow our loan and deposit portfolios. Although nonperforming assets have remained relatively low we will continue to monitor our loan portfolio for signs of economic stress.”

Comparison of Operating Results

Interest and Dividend Income

Total interest and dividend income increased by $7.7 million, or 11.1%, to $77.0 million for the three months ended March 31, 2008 from $69.3 million for the three months ended March 31, 2007. This increase is primarily due to the average balance of interest-earning assets increasing $433.3 million, or 8.2%, to $5.69 billion for the three months ended March 31, 2008 from $5.26 billion for the three months ended March 31, 2007. In addition, the weighted average yield on interest-earning assets increased 14 basis points to 5.41% for the three months ended March 31, 2008 compared to 5.27% for the three months ended March 31, 2007.

Interest income on loans increased by $11.3 million, or 24.5%, to $57.1 million for the three months ended March 31, 2008 from $45.9 million for the three months ended March 31, 2007, reflecting a $707.1 million, or 21.3%, increase in the average balance of net loans to $4.02 billion for the three months ended March 31, 2008 from $3.31 billion for the three months ended March 31, 2007. In addition, the average yield on net loans increased 14 basis points to 5.68% for the three months ended March 31, 2008 from 5.54% for the three months ended March 31, 2007.

Interest income on all other interest-earning assets, excluding loans, decreased by $3.6 million, or 15.2%, to $19.9 million for the three months ended March 31, 2008 from $23.4 million for the three months ended March 31, 2007. This decrease reflected a $273.8 million decrease in the average balance of securities and other interest-earning assets and a 7 basis point decrease in the average yield on securities and other interest-earning assets to 4.75% for the three months ended March 31, 2008 from 4.82% for the three months ended March 31, 2007.

Total interest and dividend income increased by $21.3 million, or 10.2%, to $229.6 million for the nine months ended March 31, 2008 from $208.3 million for the nine months ended March 31, 2007, reflecting a $268.1 million, or 5.0%, increase in the average balance of interest-earning assets to $5.63 billion for the nine months ended March 31, 2008 from $5.36 billion for the nine months ended March 31, 2007. In addition, there was a 26 basis point increase in the weighted average yield on interest-earning assets to 5.44% for the nine months ended March 31, 2008 compared to 5.18% for the nine months ended March 31, 2007.

Interest income on loans increased by $34.9 million, or 26.4%, to $166.8 million for the nine months ended March 31, 2008 from $131.9 million for the nine months ended March 31, 2007, reflecting a $689.2 million, or 21.5%, increase in the average balance of net loans to $3.89 billion for the nine months ended March 31, 2008 from $3.2 billion for the nine months ended March 31, 2007. In addition, the average yield on loans increased 22 basis points to 5.71% for the nine months ended March 31, 2008 from 5.49% for the nine months ended March 31, 2007.

Interest income on all other interest-earning assets, excluding loans, decreased by $13.6 million, or 17.8%, to $62.8 million for the nine months ended March 31, 2008 from $76.4 million for the nine months ended March 31, 2007. This decrease reflected a $421.0 million decrease in the average balance of securities and other interest-earning assets partially offset by a 10 basis point increase in the average yield on securities and other interest-earning assets to 4.83% for the nine months ended March 31, 2008 from 4.73% for the nine months ended March 31, 2007.

Interest Expense

Total interest expense increased by $3.2 million, or 6.7%, to $50.9 million for the three months ended March 31, 2008 from $47.7 million for the three months ended March 31, 2007. This increase was due to the average balance of total interest-bearing liabilities increasing by $495.4 million, or 11.1%, to $4.96 billion for the three months ended March 31, 2008 from $4.47 billion for the three months ended March 31, 2007. This was partially offset by a 17 basis point decrease in the weighted average cost of total interest-bearing liabilities to 4.10% for the three months ended March 31, 2008 compared to 4.27% for the three months ended March 31, 2007.

Interest expense on interest-bearing deposits increased $2.3 million, or 6.5%, to $38.0 million for the three months ended March 31, 2008 from $35.7 million for the three months ended March 31, 2007. This increase was due to the average balance of interest-bearing deposits increasing $308.6 million, or 8.9%, to $3.77 billion for the three months ended March 31, 2008 from $3.47 billion for the three months ended March 31, 2007, partially offset by a 9 basis point decrease in the average cost of interest-bearing deposits to 4.03% for the three months ended March 31, 2008 from 4.12% for the three months ended March 31, 2007.

Interest expense on borrowed funds increased by $892,000, or 7.4%, to $12.9 million for the three months ended March 31, 2008 from $12.0 million for the three months ended March 31, 2007. This is due to the average balance of borrowed funds increasing $186.9 million, or 18.6% to $1.19 billion for the three months ended March 31, 2008 from $1.00 billion for the three months ended March 31, 2007. This was partially offset by the average cost of borrowed funds decreasing 45 basis points to 4.33% for the three months ended March 31, 2008 from 4.78% for the three months ended March 31, 2007.

Total interest expense increased by $15.1 million, or 10.5%, to $158.3 million for the nine months ended March 31, 2008 from $143.2 million for the nine months ended March 31, 2007. This increase was primarily due to the average balance of total interest-bearing liabilities increasing to $4.89 billion for the nine months ended March 31, 2008 from $4.54 billion for the nine months ended March 31, 2007. In addition there was an 11 basis point increase in the weighted average cost of total interest-bearing liabilities to 4.32% for the nine months ended March 31, 2008 compared to 4.21% for the nine months ended March 31, 2007.

Interest expense on interest-bearing deposits increased $16.4 million, or 16.4%, to $116.9 million for the nine months ended March 31, 2008 from $100.5 million for the nine months ended March 31, 2007. This increase was due primarily to the average balance of interest-bearing deposits increasing $343.3 million, or 10.2%, to $3.72 billion for the nine months ended March 31, 2008 from $3.37 billion for the nine months ended March 31, 2007. In addition, the average cost of interest-bearing deposits increased 22 basis points to 4.19% for the nine months ended March 31, 2008 from 3.97% for the nine months ended March 31, 2007.

Interest expense on borrowed funds decreased by $1.3 million, or 3.1%, to $41.4 million for the nine months ended March 31, 2008 from $42.7 million for the nine months ended March 31, 2007. The decrease is due to the average cost of borrowed funds decreasing 17 basis points to 4.72% for the nine months ended March 31, 2008 from 4.89% for the nine months ended March 31, 2007. This was partially offset by the average balance of borrowed funds increasing $4.6 million, or 0.4%, to $1.17 billion for the nine months ended March 31, 2008.

Net Interest Income

Net interest income increased by $4.5 million, or 20.8%, to $26.1 million for the three months ended March 31, 2008 from $21.6 million for the three months ended March 31, 2007. During the three months ended March 31, 2008, our net interest rate spread increased 31 basis points to 1.31% as a result of a 14 basis point improvement in our yield on interest-earning assets to 5.41% for the three months ended March 31, 2008 from 5.27% for the three months ended March 31, 2007 and the cost of interest-bearing liabilities decreasing 17 basis points to 4.10% for the three months ended March 31, 2008 from 4.27% for the three months ended March 31, 2007. Our net interest margin increased 20 basis points to 1.84% as compared to the three months ended March 31, 2007. We attribute this improvement to a more favorable interest rate environment and the growth of our loan portfolio.

Net interest income increased by $6.2 million, or 9.5%, to $71.3 million for the nine months ended March 31, 2008 from $65.1 million for the nine months ended March 31, 2007. During the nine months ended March 31, 2007, our net interest rate spread increased 15 basis points to 1.12% as a result of a 26 basis point improvement in our yield on interest-earning assets to 5.44% for the nine months ended March 31, 2008 from 5.18% for the nine months ended March 31, 2007. This was partially offset by the cost of interest-bearing liabilities increasing 11 basis points to 4.32% for the nine months ended March 31, 2008 from 4.21% for the nine months ended March 31, 2007. Our net interest margin increased 7 basis points to 1.69% as compared to the nine months ended March 31, 2007. This improvement can be attributed to the growth in our loan portfolio and the Fed’s recent reduction in rates.

Provision for Loan Losses

Our provision for loan losses was $1.0 million for the three months ended March 31, 2008 compared to $200,000 for the three months ended March 31, 2007. There were $21,000 in net charge-offs for the three months ended March 31, 2008 (none for the three months ended March 31, 2007).

Our provision for loan losses was $3.0 million for the nine month period ended March 31, 2008 compared to $525,000 for the nine months ended March 31, 2007. There were net charge-offs of $29,000 for the nine month period ended March 31, 2008 compared to net charge-offs of $139,000 for the nine months ended March 31, 2007.

The allowance for loan losses increased by $2.9 million to $9.8 million at March 31, 2008 from $6.9 million at June 30, 2007. The increase in the allowance reflects the overall growth in the loan portfolio, particularly commercial real estate loans, as well as the credit risk associated with this type of lending and an internal downgrade of the risk ratings on two construction loans. The allowance for loan losses also reflects the overall inherent credit risk in our loan portfolio, the level of our non-performing loans and our charge-off experience.

Total non-performing loans, defined as non-accruing loans, increased by $556,000 to $5.7 million at March 31, 2008 from $5.1 million at June 30, 2007. The ratio of non-performing loans to total loans was 0.14% at both March 31, 2008 and June 30, 2007. The allowance for loan losses as a percentage of non-performing loans was 172.43% at March 31, 2008 compared with 134.33% at June 30, 2007. At March 31, 2008 our allowance for loan losses as a percentage of total loans was 0.24% compared with 0.19% at June 30, 2007. Future increases in the allowance for loan losses may be necessary based on the growth of the loan portfolio, the change in composition of the loan portfolio, and the possible continuation of the current adverse economic environment.

Non-Interest Income

Total non-interest income increased by $372,000 to $2.1 million for the three months ended March 31, 2008 from $1.7 million for the three months ended March 31, 2007. This was partially due to a $105,000 gain realized on the redemption of the Visa stock received in connection with Visa’s initial public offering in the quarter ended March 31, 2008. Additionally there was a $99,000 increase in gain on loan sales and a $98,000 increase in fees and service charges.

Total non-interest income increased by $4.8 million to $5.9 million for the nine months ended March 31, 2008 from $1.1 million for the nine months ended March 31, 2007. This increase was largely the result of the securities gains of $18,000 in the nine months ended March 31, 2008 compared to a $3.7 million loss on the sale of securities recorded during the nine months ended March 31, 2007 primarily attributed to a balance sheet restructuring. Additionally, the gain on loan sales increased by $377,000 to $466,000 for the nine months ended March 31, 2008 from $89,000 for the nine months ended March 31, 2007. Income associated with our bank owned life insurance contract also increased by $302,000 to $2.9 million for the nine months ended March 31, 2008 from $2.6 million for the nine months ended March 31, 2007.

Non-Interest Expenses

Total non-interest expenses increased by $197,000, or 1.0%, to $19.3 million for the three months ended March 31, 2008 from $19.1 million for the three months ended March 31, 2007.

Total non-interest expenses increased by $1.8 million, or 3.2%, to $56.2 million for the nine months ended March 31, 2008 from $54.4 million for the nine months ended March 31, 2007. This increase was primarily the result of compensation and fringe benefits increasing by $1.9 million, or 5.2%, to $37.4 million for the nine months ended March 31, 2008. The nine month period ended March 31, 2008 included a $3.5 million increase in expense for the 2006 Equity Incentive Plan compared to the nine month period ended March 31, 2007. This increase was partially offset by a $2.3 million gain related to the curtailment and settlement of our postretirement benefit obligation recognized during the nine months ended March 31, 2008. In addition, the increase also reflects staff additions in our commercial real estate and retail banking areas, as well as normal merit increases and increases in employee benefit costs.

Income Taxes

Income tax expense was $2.9 million for the three months ended March 31, 2008, as compared to income tax expense of $1.0 million for the three months ended March 31, 2007. Our effective tax expense rate was 36.73% for the three months ended March 31, 2008, compared to an effective tax expense rate of 25.8% for the three months ended March 31, 2007. The increase in the effective tax rate can be attributed to the planned liquidation of our New Jersey Real Estate Investment Trust (REIT) in December 2007. The liquidation was in response to the change in taxation of REITs by the State of New Jersey.

Income tax expense was $6.2 million for the nine months ended March 31, 2008, representing a 35.7% effective tax rate for the period. For the nine months ended March 31, 2007 there was an income tax benefit of $8.2 million. The tax benefit was attributed to the reversal, in the quarter ended December 31, 2006, of a substantial portion of the previously established deferred tax asset valuation allowance, as management determined that it is more likely than not that the deferred tax asset will be recognized.

Balance Sheet Summary

Total assets increased by $317.9 million, or 5.7%, to $5.92 billion at March 31, 2008 from $5.60 billion at June 30, 2007. This increase was largely the result of an increase in our loan portfolio partially offset by a decrease in the securities portfolio.

Net loans, including loans held for sale, increased by $492.2 million, or 13.7%, to $4.08 billion at March 31, 2008 from $3.59 billion at June 30, 2007. This increase in loans reflects our continued focus on loan originations and purchases. The loans we originate and purchase are made primarily on properties in New Jersey. To a lesser degree, we originate and purchase loans in states in close proximity to New Jersey as a way to geographically diversify our residential loan portfolio. We do not originate or purchase and our loan portfolio does not include any sub-prime loans or option ARMs.

We originate residential mortgage loans directly and through our mortgage subsidiary, ISB Mortgage Co. During the nine months ended March 31, 2008 we originated $173.5 million in residential mortgage loans. In addition, we purchase mortgage loans from correspondent entities including other banks and mortgage bankers. Our agreements with these correspondent entities require them to originate loans that adhere to our underwriting standards. During the nine months ended March 31, 2008, we purchased loans totaling $404.4 million from these entities. We also purchase pools of mortgage loans in the secondary market on a “bulk purchase” basis from several well-established financial institutions. During the nine months ended March 31, 2008, we purchased loans totaling $62.9 million on a “bulk purchase” basis.

Additionally, for the nine months ended March 31, 2008, we originated $65.0 million in multi-family and commercial real estate loans and $146.4 million in construction loans. This is consistent with our strategy of originating multi-family, commercial real estate and construction loans to diversify our loan portfolio.

Securities, in the aggregate, decreased by $253.2 million, or 14.3%, to $1.52 billion at March 31, 2008, from $1.77 billion at June 30, 2007. The cash flows from our securities portfolio are being used to fund our loan growth. This is consistent with our strategic plan to change our mix of assets by reducing the size of our securities portfolio and increasing the size of our loan portfolio.

The amount of stock we own in the Federal Home Loan Bank (FHLB) increased by $8.0 million from $33.9 million at June 30, 2007 to $41.8 million at March 31, 2008 as a result of an increase in our level of borrowings at March 31, 2008. Bank owned life insurance increased by $2.9 million from $88.0 million at June 30, 2007 to $90.9 million at March 31, 2008. There was also an increase in accrued interest receivable of $1.9 million resulting from an increase in the yield on interest-earning assets and the timing of certain cash flows resulting from the change in the mix of our assets.

Deposits increased by $223.0 million, or 6.1%, to $3.89 billion at March 31, 2008 from $3.66 billion at June 30, 2007. The increase was due primarily to a $157.6 million increase in certificates of deposits. Savings account deposits and money market account deposits also increased by $41.8 million and $28.9 million, respectively. These increases were partially offset by a $7.0 million decrease in checking account deposits.

Borrowed funds increased $116.9 million, or 11.3%, to $1.16 billion at March 31, 2008 from $1.04 billion at June 30, 2007. This increase in borrowed funds was the result of strong loan growth that exceeded the available cash flows from the investment and deposit portfolios.

Stockholders’ equity decreased $23.5 million to $819.9 million at March 31, 2008 from $843.4 million at June 30, 2007. The decrease is primarily attributed to the repurchase of our common stock totaling $45.8 million partially offset by net income of $11.8 million for the nine months ended March 31, 2008. Other factors impacting stockholders’ equity were compensation costs associated with stock options and restricted stock, the change in the accumulated other comprehensive loss, and the allocation of ESOP shares.

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and forty-six branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset and Union Counties, New Jersey. For more information, please visit www.isbnj.com

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
March 31, 2008 (Unaudited) and June 30, 2007

	March 31,	June 30,
Assets	2008	2007
	(In thousands)
Cash and cash equivalents	$90,938	24,810
Securities available-for-sale, at estimated fair value	214,049	251,970
Securities held-to-maturity, net (estimated fair value of
$1,271,313 and $1,472,385 at March 31, 2008
and June 30, 2007, respectively)	1,302,356	1,517,664
Loans receivable, net	4,078,254	3,589,373
Loans held-for-sale	6,722	3,410
Stock in the Federal Home Loan Bank	41,846	33,887
Accrued interest receivable	26,183	24,300
Office properties and equipment, net	28,009	27,155
Net deferred tax asset	38,571	39,399
Bank owned life insurance contract	90,949	88,018
Other assets	1,153	1,102
Total assets	$5,919,030	5,601,088
Liabilities and Stockholders' Equity
Liabilities:
Deposits	$3,887,967	3,664,966
Borrowed funds	1,155,589	1,038,710
Advance payments by borrowers for taxes and insurance	19,374	17,671
Other liabilities	36,215	36,376
Total liabilities	5,099,145	4,757,723
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 authorized shares;
none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized;
116,275,688 issued; 108,135,665 and 111,468,952 outstanding
at March 31, 2008 and June 30, 2007, respectively	532	532
Additional paid-in capital	511,850	506,016
Retained earnings	465,575	453,751
Treasury stock, at cost; 8,276,765 and 4,806,736 shares at
March 31, 2008 and June 30, 2007, respectively	(116,774)	(70,973)
Unallocated common stock held by the employee stock
ownership plan	(37,932)	(38,996)
Accumulated other comprehensive loss	(3,366)	(6,965)
Total stockholders' equity	819,885	843,365
Total liabilities and stockholders' equity	$5,919,030	5,601,088

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Unaudited)

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2008	2007	2008	2007
	(Dollars in thousands, except per share data)
Interest and dividend income:
Loans receivable and loans held-for-sale	$57,123	45,868	166,777	131,906
Securities:
Government-sponsored enterprise obligations	1,042	1,339	3,714	4,017
Mortgage-backed securities	14,919	18,286	47,358	60,988
Equity securities available-for-sale	—	443	—	1,370
Municipal bonds and other debt	2,627	2,410	8,773	7,228
Interest-bearing deposits	151	154	452	545
Repurchase agreements	162	—	162	—
Federal Home Loan Bank stock	971	798	2,364	2,248
Total interest and dividend income	76,995	69,298	229,600	208,302
Interest expense:
Deposits	37,980	35,673	116,899	100,467
Secured borrowings	12,887	11,995	41,414	42,744
Total interest expense	50,867	47,668	158,313	143,211
Net interest income	26,128	21,630	71,287	65,091
Provision for loan losses	1,000	200	2,950	525
Net interest income after provision
for loan losses	25,128	21,430	68,337	64,566
Non-interest income:
Fees and service charges	740	642	2,219	1,961
Income on bank owned life insurance contract	954	910	2,931	2,629
Gain on sales of mortgage loans, net	234	135	466	89
Gain (loss) on securities transactions, net	—	—	18	(3,666)
Other income	154	23	284	65
Total non-interest income	2,082	1,710	5,918	1,078
Non-interest expenses:
Compensation and fringe benefits	13,027	12,962	37,378	35,520
Advertising and promotional expense	635	767	1,865	2,525
Office occupancy and equipment expense	2,565	2,469	7,703	7,407
Federal insurance premiums	112	108	326	326
Stationery, printing, supplies and telephone	465	399	1,305	1,172
Legal, audit, accounting, and supervisory examination fees	543	504	1,517	1,551
Data processing service fees	1,076	1,004	3,061	2,912
Other operating expenses	878	891	3,042	3,025
Total non-interest expenses	19,301	19,104	56,197	54,438
Income before income tax expense (benefit)	7,909	4,036	18,058	11,206
Income tax expense (benefit)	2,905	1,042	6,244	(8,159)
Net income	$5,004	2,994	11,814	19,365
Earnings per share - basic and diluted	$0.05	$0.03	$0.11	$0.17
Weighted average shares outstanding
Basic	102,952,725	109,165,928	104,064,944	111,066,524
Diluted	103,080,783	109,252,301	104,208,845	111,071,493

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information
Three months ended March 31, 2008 and 2007

	For Three Months Ended
	March 31, 2008				March 31, 2007
	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Due from banks	$27,013		$151	2.24%	$18,317	$154	3.36%
Repurchase agreements	23,626		162	2.74%	-	-	-
Securities available-for-sale	221,914		2,557	4.61%	318,611	3,643	4.57%
Securities held-to-maturity	1,355,945		16,031	4.73%	1,573,901	18,835	4.79%
Net loans	4,020,387		57,123	5.68%	3,313,269	45,868	5.54%
Stock in FHLB	44,088		971	8.81%	35,541	798	8.98%
Total interest-earning assets	5,692,973		76,995	5.41%	5,259,639	69,298	5.27%
Non-interest earning assets	176,304				173,157
Total assets	$5,869,277				$5,432,796

Interest-bearing liabilities:
Savings	$353,576		2,014	2.28%	$275,530	1,306	1.90%
Interest-bearing checking	330,973		1,595	1.93%	303,904	1,817	2.39%
Money market accounts	208,798		1,225	2.35%	174,671	856	1.96%
Certificates of deposit	2,880,853		33,146	4.60%	2,711,528	31,694	4.68%
Borrowed funds	1,190,571		12,887	4.33%	1,003,698	11,995	4.78%
Total interest-bearing liabilities	4,964,771		50,867	4.10%	4,469,331	47,668	4.27%
Non-interest bearing liabilities	93,214				83,284
Total liabilities	5,057,985				4,552,615

Stockholders' equity	811,292				880,181
Total liabilities and stockholders' equity	$5,869,277				$5,432,796

Net interest income			$26,128			$21,630

Net interest rate spread				1.31%			1.00%

Net interest earning assets	$728,202				$790,308

Net interest margin				1.84%			1.64%

Ratio of interest-earning assets to total interest-
bearing liabilities	1.15	X			1.18

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information
Nine months ended March 31, 2008 and 2007

	For Nine Months Ended
	March 31, 2008				March 31, 2007
	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Due from banks	$19,039		$452	3.17%	$20,346		$545	3.57%
Repurchase agreements	7,732		162	2.79%	-		-	-
Securities available-for-sale	236,034		8,130	4.59%	441,337		14,541	4.39%
Securities held-to-maturity	1,428,165		51,715	4.83%	1,650,542		59,062	4.77%
Net loans	3,893,275		166,777	5.71%	3,204,120		131,906	5.49%
Stock in FHLB	43,145		2,364	7.31%	42,903		2,248	6.99%
Total interest-earning assets	5,627,390		229,600	5.44%	5,359,248		208,302	5.18%
Non-interest earning assets	176,401				159,065
Total assets	$5,803,791				$5,518,313

Interest-bearing liabilities:
Savings	$324,851		$5,471	2.25%	$247,467		$2,740	1.48%
Interest-bearing checking	338,648		5,920	2.33%	303,209		5,452	2.40%
Money market accounts	201,230		3,889	2.58%	189,401		2,658	1.87%
Certificates of deposit	2,851,958		101,619	4.75%	2,633,313		89,617	4.54%
Borrowed funds	1,170,464		41,414	4.72%	1,165,815		42,744	4.89%
Total interest-bearing liabilities	4,887,151		158,313	4.32%	4,539,205		143,211	4.21%
Non-interest bearing liabilities	97,620				83,321
Total liabilities	4,984,771				4,622,526

Stockholders' equity	819,020				895,787
Total liabilities and stockholders' equity	$5,803,791				$5,518,313

Net interest income			$71,287				$65,091

Net interest rate spread				1.12%				0.97%

Net interest earning assets	$740,239				$820,043

Net interest margin				1.69%				1.62%

Ratio of interest-earning assets to total interest-
bearing liabilities	1.15	X			1.18	X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Performance Ratios

	For the Three Months Ended
	March 31,
	2008	2007

Return on average assets	0.34%	0.22%
Return on average equity	2.47%	1.36%
Interest rate spread	1.31%	1.00%
Net interest margin	1.84%	1.64%
Efficiency ratio	68.42%	81.85%
Non-interest expense to average total assets	1.32%	1.41%
Average interest-earning assets to average
interest-bearing liabilities	1.15	1.18

	For the Nine Months Ended
	March 31,
	2008	2007

Return on average assets	0.27%	0.47%
Return on average equity	1.92%	2.88%
Interest rate spread	1.12%	0.97%
Net interest margin	1.69%	1.62%
Efficiency ratio	72.77%	82.27%
Non-interest expense to average total assets	1.29%	1.32%
Average interest-earning assets to average
interest-bearing liabilities	1.15	1.18

INVESTORS BANCORP, INC. AND SUBSIDIARY
SelectedFinancial Ratios and Other Data

	At or For the Period Ended
	March 31,	June 30,
	2008	2007

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.10%	0.09%
Non-performing loans as a percent of total loans	0.14%	0.14%
Allowance for loan losses as a percent of total loans	0.24%	0.19%
Allowance for loan losses as a percent of non-performing loans	172.43%	134.33%

Capital Ratios:
Total risk-based capital (to risk weighted assets) (1)	23.30%	25.00%
Tier 1 risk-based capital (to risk weighted assets) (1)	22.98%	24.75%
Tier 1 leverage (core) capital (to adjusted tangible assets) (1)	12.03%	12.50%
Equity to total assets (period end)	13.85%	15.06%
Tangible capital (to tangible assets)	13.84%	15.06%
Book value per common share	$7.86	$7.84

Other Data:
Number of full service offices	46	46
Full time equivalent employees	463	475

(1) Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.